Exhibit 99.1

EPAM Reports Results for First Quarter 2026
•First quarter revenues of $1.400 billion, up 7.6% year-over-year
•GAAP income from operations was 8.3% of revenues and non-GAAP income from operations was 14.3% of revenues for the first quarter
•First quarter GAAP diluted EPS of $1.52, an increase of $0.24, or 18.8%, and non-GAAP diluted EPS of $2.86, an increase of $0.45, or 18.7%, on a year-over-year basis
•Continued to return capital to shareholders, spending $324 million on stock repurchases in the first quarter, which includes the $300 million accelerated share repurchase agreement
•For the full year, EPAM now expects the year-over-year revenue growth rate to be in the range of 4.0% to 6.5% and now expects the year-over-year revenue growth rate on an organic constant currency basis to be in the range of 2.5% to 5.0%.
•For the full year, EPAM now expects its GAAP diluted EPS to be in the range of $8.29 to $8.59, and non-GAAP diluted EPS to now be in the range of $12.98 to $13.28
Newtown, PA, USA — May 7, 2026 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital and AI transformation company, today announced results for its first quarter ended March 31, 2026.
“We are pleased to report a strong first quarter and solid start of the year amidst a rapidly evolving macroeconomic landscape. Our Q1 performance reflects steady execution and continued momentum across our AI-native and AI foundational readiness initiatives,” said Balazs Fejes, CEO & President, EPAM. “We are on a multi-year transformation journey, continuing to position ourselves to fully benefit and capitalize on AI growth opportunities as well as accelerate our own AI client zero transformation.”
First Quarter 2026 Highlights
•Revenues increased to $1.400 billion, a year-over-year increase of $98.4 million, or 7.6%. On an organic constant currency basis, revenues were up 3.7% compared to the first quarter of 2025;
•GAAP income from operations was $116.8 million, an increase of $17.4 million, or 17.6%, compared to $99.3 million in the first quarter of 2025;
•Non-GAAP income from operations was $200.7 million, an increase of $25.0 million, or 14.2%, compared to $175.8 million in the first quarter of 2025;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.52, an increase of $0.24, or 18.8%, compared to $1.28 in the first quarter of 2025; and
•Non-GAAP diluted EPS was $2.86, an increase of $0.45, or 18.7%, compared to $2.41 in the first quarter of 2025.

<epam>

Q1 2026

# EPAM Reports Results

## Q1 REVENUES

$1.400B

**7.6% ↑**
YoY

**3.7% ↑**
Organic Constant Currency YoY

## OUTLOOK Q2 2026

Revenues in the range of

$1.400B-$1.415B

**4.0% ↑**
YoY
*(at midpoint of the range)*

## OUTLOOK FY 2026

Revenue Growth in the range of

**4.0%-6.5% ↑**
YoY

## REVENUES BY INDUSTRY VERTICAL

Financial Services
$350M **11.5% ↑**
YoY

Consumer Goods, Retail & Travel
$274M **7.2% ↑**
YoY

Software & Hi-Tech
$211M **10.9% ↑**
YoY

Business Information & Media
$165M **-0.7% ↓**
YoY

Life Sciences & Healthcare
$164M **5.9% ↑**
YoY

Emerging
$236M **6.8% ↑**
YoY

## REVENUES BY GEOGRAPHY

Americas
$799M
**2.5% ↑**
YoY

EMEA
$576M
**15.9% ↑**
YoY

APAC
$25M
**1.2% ↑**
YoY

## DILUTED EARNINGS PER SHARE

$1.52
GAAP EPS

**18.8% ↑**
YoY

$2.86
NON-GAAP EPS

**18.7% ↑**
YoY

## EMPLOYEES & LOCATIONS

62,750+
Total EPAMers

56,500+
Delivery Professionals

55+
Countries & Regions

Refer to EPAM's 1st Quarter 2026 Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.

Cash Flow and Other Metrics
•Cash used in operating activities was $36.4 million for the first three months of 2026, compared to cash provided by operating activities of $24.2 million for the first three months of 2025;
•Cash, cash equivalents and restricted cash totaled $1.043 billion as of March 31, 2026, a decrease of $258.8 million, or 19.9%, from $1.301 billion as of December 31, 2025;
•The Company spent $324 million on share repurchases during the first quarter of 2026 under its share repurchase program, which included $300 million for the previously announced accelerated share repurchase (“ASR”). The Company received 1.8 million shares during the first quarter with another 0.5 million shares received in April upon settlement of the ASR;
•Total headcount was approximately 62,750 as of March 31, 2026. Included in this number were approximately 56,500 delivery professionals, a decrease of 0.2% from December 31, 2025.

2026 Outlook - Full Year and Second Quarter
Full Year

EPAM expects the following for the full year:
•The Company now expects the year-over-year revenue growth rate to be in the range of 4.0% to 6.5% for 2026 and now expects the year-over-year revenue growth rate on an organic constant currency basis to be in the range of 2.5% to 5.0%;
•For the full year, EPAM continues to expect GAAP income from operations to be in the range of 10% to 11% of revenues and non-GAAP income from operations to be in the range of 15% to 16% of revenues;
•The Company now expects its GAAP effective tax rate to be approximately 27% and continues to expect its non-GAAP effective tax rate to be approximately 24%; and
•EPAM now expects GAAP diluted EPS to be in the range of $8.29 to $8.59 and non-GAAP diluted EPS to be in the range of $12.98 to $13.28. The Company now expects weighted average diluted shares outstanding for the year to be 52.7 million.
Second Quarter
EPAM expects the following for the second quarter:
•The Company expects revenues will be in the range of $1.400 billion to $1.415 billion for the second quarter, reflecting year-over-year growth of 4.0% at the midpoint of the range. The Company expects the year-over-year revenue growth rate on an organic constant currency basis to be 2.7% at the midpoint of the range;
•For the second quarter, EPAM expects GAAP income from operations to be in the range of 9% to 10% of revenues and non-GAAP income from operations to be in the range of 15% to 16% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 27% and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.79 to $1.87 for the quarter, and non-GAAP diluted EPS will be in the range of $3.10 to $3.18 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter to be 52.4 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, May 7, 2026, at 8:00 a.m. ET. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
EPAM (NYSE:EPAM) is a global leader in AI transformation engineering and integrated consulting, serving Forbes Global 2000 companies and ambitious startups. With over thirty years of expertise in custom software, product and platform engineering, EPAM empowers organizations to become AI-Native enterprises, driving measurable value from innovation and digital investments. Recognized by industry benchmarks and leading analysts as a leader in AI, EPAM delivers globally while engaging locally, making the future real for clients, partners, and employees.
We are proud to be recognized by Forbes, Glassdoor, Newsweek, Time Magazine, Great Place to Work and kununu as a Most Loved Workplace around the world.
Learn more at www.epam.com and follow us on LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, employee separation costs incurred in connection with restructuring programs, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits and tax shortfalls related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis,” which is a non-GAAP financial measure. This measure excludes the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.
Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets, global trade and the broader economy, the adoption and implementation of artificial intelligence technologies by EPAM and its clients, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company's most recent Annual Report on Form 10-K and the factors discussed in the Company's Quarterly Reports on Form 10-Q, particularly under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Mike Rowshandel, Head of Investor Relations
Phone: +1-267-759-9000 x393336
Email: mike_rowshandel@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues	$1,400,061	$1,301,692
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	1,012,052	952,008
Selling, general and administrative expenses	239,702	218,917
Depreciation and amortization expense	31,539	31,437
Income from operations	116,768	99,330
Interest and other income, net	1,582	5,814
Foreign exchange gain (loss)	2,298	(10,727)
Income before provision for income taxes	120,648	94,417
Provision for income taxes	38,127	20,935
Net income	$82,521	$73,482

Net income per share:
Basic	$1.53	$1.29
Diluted	$1.52	$1.28
Shares used in calculation of net income per share:
Basic	53,793	56,780
Diluted	54,183	57,262

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of March 31, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$1,036,959	$1,296,077
Trade receivables and contract assets, net of allowance of $5,060 and $6,350, respectively	1,174,660	1,108,201
Prepaid and other current assets	145,806	129,610
Total current assets	2,357,425	2,533,888
Property and equipment, net	202,826	202,387
Operating lease right-of-use assets, net	118,431	114,875
Intangible assets, net	385,728	406,586
Goodwill	1,204,577	1,210,564
Deferred tax assets	283,027	295,115
Other noncurrent assets	151,437	138,721
Total assets	$4,703,451	$4,902,136

Liabilities
Current liabilities
Accounts payable	$40,113	$55,329
Accrued compensation and benefits expenses	567,656	608,232
Accrued expenses and other current liabilities	224,171	250,688
Income taxes payable, current	15,639	25,520
Operating lease liabilities, current	36,750	37,173
Total current liabilities	884,329	976,942
Long-term debt	165,000	25,034
Operating lease liabilities, noncurrent	86,193	81,497
Deferred tax liabilities, noncurrent	73,795	76,969
Other noncurrent liabilities	62,422	63,886
Total liabilities	1,271,739	1,224,328
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 52,757 shares issued and outstanding at March 31, 2026, and 54,274 shares issued and outstanding at December 31, 2025	53	54
Additional paid-in capital	1,360,302	1,390,423
Retained earnings	2,084,540	2,268,204
Accumulated other comprehensive income (loss)	(13,765)	18,545
Total EPAM Systems, Inc. stockholders’ equity	3,431,130	3,677,226
Noncontrolling interest in consolidated subsidiaries	582	582
Total equity	3,431,712	3,677,808
Total liabilities and equity	$4,703,451	$4,902,136

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percentages and per share amounts)

Reconciliation of year-over-year revenue growth as reported on a GAAP basis to revenue growth on an organic constant currency basis is presented in the table below:

Three Months Ended March 31, 2026
Revenue growth as reported	7.6%
Inorganic revenue	0.0%
Foreign exchange rates	(3.9)%
Revenue growth on an organic constant currency basis	3.7%

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31, 2026
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$1,012,052	$(23,410)	$988,642
Selling, general and administrative expenses(2)	$239,702	$(42,840)	$196,862
Income from operations(3)	$116,768	$83,968	$200,736
Operating margin	8.3%	6.0%	14.3%
Net income(4)	$82,521	$72,704	$155,225
Diluted earnings per share	$1.52		$2.86

	Three Months Ended March 31, 2025
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$952,008	$(24,541)	$927,467
Selling, general and administrative expenses(2)	$218,917	$(34,223)	$184,694
Income from operations(3)	$99,330	$76,420	$175,750
Operating margin	7.6%	5.9%	13.5%
Net income(4)	$73,482	$64,533	$138,015
Diluted earnings per share	$1.28		$2.41

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended March 31,
	2026	2025
Stock-based compensation expenses	$22,853	$23,923
Humanitarian support in Ukraine(a)	557	618
Total adjustments to GAAP cost of revenues(1)	23,410	24,541
Stock-based compensation expenses	27,066	24,533
Cost Optimization charges(b)	13,396	5,311
Other acquisition-related expenses	6	570
Humanitarian support in Ukraine(a)	2,409	3,732
One-time charges (benefits)	(37)	77
Total adjustments to GAAP selling, general and administrative expenses(2)	42,840	34,223
Amortization of acquired intangible assets	17,718	17,656
Total adjustments to GAAP income from operations(3)	83,968	76,420
Foreign exchange loss (gain)	(2,298)	10,727
Gain on financial instrument	—	(350)
Change in fair value of contingent consideration included in Interest and other income, net	985	(1,737)
Provision for income taxes:
Tax effect on non-GAAP adjustments	(19,131)	(19,910)
Tax shortfall (excess tax benefit) related to stock-based compensation	9,849	(543)
Net discrete benefit from tax planning(c)	(669)	(74)
Total adjustments to GAAP net income(4)	$72,704	$64,533
(a)Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b)Cost Optimization charges include employee separation costs incurred in connection with the programs initiated in the second quarter of 2024 and second quarter of 2025. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are attributable to targeted restructuring efforts and not expected to recur once the respective Cost Optimization program is completed.
(c)Net discrete benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected year-over-year revenue growth on a GAAP basis to expected revenue growth on an organic constant currency basis is presented in the table below:

	Second Quarter 2026	Full Year 2026
	(at midpoint of range)
Revenue growth	4.0%	4.0% to 6.5%
Foreign exchange rates impact	(1.3)%	(1.5)%
Inorganic revenue growth	—%	—%
Revenue growth on an organic constant currency basis	2.7%	2.5% to 5.0%
Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Second Quarter 2026	Full Year 2026
GAAP income from operations as a percentage of revenues	9.0% to 10.0%	10.0% to 11.0%
Stock-based compensation expenses	3.6%	3.2%
Included in cost of revenues (exclusive of depreciation and amortization)	1.6%	1.4%
Included in selling, general and administrative expenses	2.0%	1.8%
Humanitarian support in Ukraine(a)	0.2%	0.2%
Cost Optimization charges(b)	1.0%	0.4%
Amortization of acquired intangible assets	1.2%	1.2%
Non-GAAP income from operations as a percentage of revenues(d)	15.0% to 16.0%	15.0% to 16.0%
(d)EPAM has not included the impact of potential future one-time charges including asset impairments, unusual gains and losses, expenses incurred in connection with future cost optimization actions, and other acquisition-related expenses because the Company is unable to predict these amounts with reasonable certainty.
Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Second Quarter 2026	Full Year 2026
GAAP effective tax rate (approximately)	27.0%	27.0%
Tax effect on non-GAAP adjustments	(1.9)%	(1.0)%
Tax shortfall related to stock-based compensation	(1.1)%	(2.1)%
Net discrete benefit from tax planning(c)	—%	0.1%
Non-GAAP effective tax rate (approximately)	24.0%	24.0%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Second Quarter 2026	Full Year 2026
GAAP diluted earnings per share	$1.79 to $1.87	$8.29 to $8.59
Stock-based compensation expenses	0.95	3.55
Included in cost of revenues (exclusive of depreciation and amortization)	0.43	1.62
Included in selling, general and administrative expenses	0.52	1.93
Humanitarian support in Ukraine(a)	0.05	0.21
Cost Optimization charges(b)	0.25	0.51
Amortization of acquired intangible assets	0.33	1.31
Change in fair value of contingent consideration	—	0.02
Foreign exchange loss	0.06	0.13
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.36)	(1.27)
Tax shortfall related to stock-based compensation	0.03	0.24
Net discrete benefit from tax planning(c)	—	(0.01)
Non-GAAP diluted earnings per share(d)	$3.10 to $3.18	$12.98 to $13.28